Exhibit 99.1

Rani Therapeutics Reports Third Quarter 2025 Financial Results; Provides Corporate Update

- Announced up to $1.085 billion collaboration with Chugai Pharmaceutical Co. for multiple high-value therapeutics -

- Completed $60.3 million oversubscribed private placement led by Samsara BioCapital with participation from RA Capital Management, Anomaly, Special Situations Funds, and Invus –

– Appointed Abraham Bassan and Vasudev Bailey, Ph.D. to the Board of Directors –

- Cash runway expected to extend into 2028 -

SAN JOSE, Calif., November 6, 2025 -- Rani Therapeutics Holdings, Inc. (“Rani Therapeutics” or “Rani”) (Nasdaq: RANI), a clinical-stage biotherapeutics company focused on the oral delivery of biologics and drugs, today reported financial results for the third quarter ended September 30, 2025 and provided a corporate update.

“We are proud to begin a new chapter for Rani, with world-class pharma partners and top-tier biotech investors demonstrating confidence in our platform and vision to transform injectable biologics into oral therapies,” said Talat Imran, Chief Executive Officer of Rani Therapeutics. “Our collaboration with Chugai, which could reach a total value of over $1 billion, together with the oversubscribed $60.3 million private placement, provides validation of the transformative potential of our RaniPill® platform. With our cash runway expected to extend into 2028 and Abraham Bassan and Vasudev Bailey, Ph.D. joining our Board of Directors, we are well-positioned to execute on our strategy as we enter a new era of growth. Looking ahead, we remain focused on initiating a Phase 1 trial for RT-114, our novel oral therapy targeting obesity, by the end of 2025.”

Third Quarter 2025 Highlights:

•
Collaboration and License Agreement up to $1.085 Billion with Chugai. In October 2025, Rani Therapeutics entered into a Collaboration and License Agreement with Chugai to develop an oral therapy combining the RaniPill® platform with Chugai’s rare disease antibody. The agreement includes an option for Chugai to expand its rights to up to five additional drug targets under similar terms, potentially bringing the total deal value to $1.085 billion. This partnership highlights the transformative potential of the RaniPill® to enable oral delivery of complex biologics, traditionally administered via injection, offering a pathway to improved patient adherence and broader therapeutic accessibility.
•
$60.3 Million Oversubscribed Private Placement. In October 2025, concurrently with the Chugai Collaboration and License Agreement, Rani announced that it had entered into a securities purchase agreement with institutional investors led by Samsara BioCapital, RA Capital Management, Anomaly, Special Situations Funds, Invus, and Founder and Chairman, Mir Imran, for the purchase and sale of shares of Rani Therapeutics’ Class A common stock, pre-funded warrants and common stock purchase warrants for the aggregate purchase price of approximately $60.3 million, inclusive of conversion of $6.0 million of outstanding debt by Avenue Venture Opportunities Fund, on the same terms as the other investors in the private placement, reducing the Company’s total debt obligations.
•
Appointed Abraham Bassan and Vasudev Bailey, Ph.D. to Board of Directors. In October 2025, concurrently with the closing of the private placement, Rani announced the appointment of Abraham (“Abe”) Bassan, Partner at Samsara BioCapital, and Vasudev Bailey, Ph.D., General Partner at Anomaly Ventures to its Board of Directors.
•
Presented Preclinical Data on Semaglutide Delivered Orally via RaniPill® at ObesityWeek® 2025. In November 2025, Rani presented preclinical data demonstrating that oral semaglutide administered via the

RaniPill® (RT-116) demonstrated comparable bioavailability, pharmacokinetics and weight loss to subcutaneous administration.

Near-Term Milestone Expectations:

•
Initiation of Phase 1 clinical trial of RT-114, our novel oral therapy targeting obesity, by the end of 2025. The upcoming trial will evaluate safety, tolerability, and pharmacokinetics, laying the groundwork for future development phases.

Third Quarter 2025 Financial Results:

•
Cash, cash equivalents and marketable securities as of September 30, 2025 totaled $4.1 million, compared to $27.6 million for the year ended December 31, 2024. Rani expects its cash, and cash equivalents, including the additional funds from the private placement closed in October and the initial upfront payment and expected technology transfer milestone from the agreement with Chugai, to be sufficient to fund its operations into 2028.
•
Research and development expenses for the three months ended September 30, 2025 were $3.2 million, compared to $6.2 million for the same period in 2024. The decrease of $3.0 million was primarily attributed to a $2.4 million reduction in compensation costs resulting from lower headcount, a $0.4 million decrease in expenses related to facilities, materials and supplies, and a $0.2 million decrease in third-party services.
•
General and administrative expenses for the three months ended September 30, 2025 were $4.0 million, compared to $5.6 million for the same period in 2024. The decrease of $1.6 million was primarily attributed to lower compensation costs of $1.3 million and a reduction of $0.3 million in third-party services.
•
Net loss for the three months ended September 30, 2025 was $7.9 million, compared to $12.7 million for the same period in 2024, including stock-based compensation expense of $2.3 million for the three months ended September 30, 2025, compared to $4.1 million for the same period in 2024.

About Rani Therapeutics

Rani Therapeutics is a clinical-stage biotherapeutics company focused on advancing technologies to enable the development of orally administered biologics and drugs. Rani has developed the RaniPill® capsule, which is a novel, proprietary and patented platform technology, intended to replace subcutaneous injection or intravenous infusion of biologics and drugs with oral dosing. Rani has successfully conducted several preclinical and clinical studies to evaluate safety, tolerability and bioavailability using RaniPill® capsule technology.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, our belief that the collaboration with Chugai and capital raised from top-tier biotech investors demonstrates confidence and validation in our technology, the potential value and success of our collaboration with Chugai, the transformative potential of the RaniPill® platform, our expectation to be able to fund the Company’s operations into 2028, the potential of the RaniPill® platform to enable oral delivery of complex biologics and to provide a pathway to improved patient adherence and broader therapeutic accessibility, our ability to repay the remaining principle of the debt obligation with Avenue, our belief that we are well-positioned to execute on our strategy, expected initiation of a Phase 1 trial of RT-114 by the end of 2025, the potential for RT-114 to be a novel oral therapy for the treatment of obesity, our belief that the upcoming Phase 1 trial of RT-114 will lay the groundwork for future development phases, the sufficiency of Rani’s cash reserves, the timing and extent of its expenses, and future financial performance. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “confident,” “intend,” “potential,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Rani’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Rani’s business in general and the other risks described in Rani’s filings with the Securities and Exchange Commission, including Rani’s annual report on Form 10-K for the year ended December 31, 2024, and subsequent filings and reports by Rani. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Rani undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

investors@ranitherapeutics.com

Media Contact:

media@ranitherapeutics.com

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,144	$3,762
Contract asset	—	428
Marketable securities	—	23,877
Prepaid expenses and other current assets	811	1,677
Total current assets	4,955	29,744
Property and equipment, net	922	1,548
Operating lease right-of-use asset	4,017	5,096
Other assets	245	246
Total assets	$10,139	$36,634
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,467	$1,359
Accrued expenses and other current liabilities	2,091	2,073
Current portion of long-term debt	13,537	15,000
Current portion of operating lease liability	1,049	1,459
Total current liabilities	19,144	19,891
Long-term debt, less current portion	—	9,613
Operating lease liability, less current portion	2,968	3,637
Total liabilities	22,112	33,141
Stockholders' equity:
Preferred stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value - 800,000 shares authorized; 47,941 and 33,430 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	4	3
Class B common stock, $0.0001 par value - 40,000 shares authorized; 23,970 and 23,972 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	2
Class C common stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	114,406	104,889
Accumulated other comprehensive gain	3	5
Accumulated deficit	(122,275)	(102,907)
Total stockholders' (deficit)/equity attributable to Rani Therapeutics Holdings, Inc.	(7,860)	1,992
Non-controlling interest	(4,113)	1,501
Total stockholders' (deficit)/equity	(11,973)	3,493
Total liabilities and stockholders' equity	$10,139	$36,634

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Contract revenue	$—	$—	$172	$—
Operating expenses
Research and development	3,221	6,172	15,296	19,872
General and administrative	4,036	5,627	14,651	18,484
Total operating expenses	$7,257	$11,799	$29,947	$38,356
Loss from operations	(7,257)	(11,799)	(29,775)	(38,356)
Other income (expense), net
Interest income and other, net	68	414	443	1,403
Interest expense and other, net	(725)	(1,337)	(2,544)	(3,909)
Net loss	$(7,914)	$(12,722)	$(31,876)	$(40,862)
Net loss attributable to non-controlling interest	(2,502)	(5,939)	(12,508)	(19,791)
Net loss attributable to Rani Therapeutics Holdings, Inc.	$(5,412)	$(6,783)	$(19,368)	$(21,071)
Net loss per Class A common share attributable to Rani Therapeutics Holdings, Inc., basic and diluted	$(0.12)	$(0.24)	$(0.50)	$(0.78)
Weighted-average Class A common shares outstanding—basic and diluted	46,444	28,836	38,856	27,071